Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-209924 and No. 333-206553, respectively, on S-8 of our report dated April 26, 2019, relating to the financial statements of Jupai Holdings Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 24, 2020